As filed with the Securities and Exchange Commission on September 23, 1998
                                                  Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               EIP MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                              95-2148645
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

6950 S.W. Hampton Street, Suite 200, Portland, Oregon                      97223
(Address of Principal Executive Offices)                              (Zip Code)

                               EIP MICROWAVE, INC.
                                 1998 STOCK PLAN
                            (Full title of the plan)

                               J. Bradford Bishop
                      Chairman and Chief Executive Officer
                               EIP Microwave, Inc.
                       6950 S.W. Hampton Street, Suite 200
                             Portland, Oregon 97223
                     (Name and address of agent for service)

                                 (503) 598-2600
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            Michael E. Johnson, Esq.
                       Bainbridge Group, A Law Corporation
                       18301 Von Karman Avenue, Suite 410
                          Irvine, California 92612-1009
--------------------------------------------------------------------------------



                                 Total pages 12
                             Exhibit Index on page 9

                       CALCULATION OF REGISTRATION FEE (1)

                                            Proposed              Proposed
Title of               Amount to be         Maximum               Maximum
Securities             registered           offering price        Aggregate             Amount of
to be registered                            per share (1)         Offering price (1)    registration fee
---------------------- -------------------- --------------------- --------------------- ----------------
Common Stock ($0.01    1,500,000 shares     $1.15                 $1,733,963            $511.52(3)
par value)             (2)
---------------------- -------------------- --------------------- --------------------- ----------------

(1) Estimated solely for the purpose of computing the registration fee and computed in accordance with Rule 457(h). The proposed maximum offering price is the sum of (i) the product of the number of outstanding options previously granted (680,000) and the weighted average of the exercise prices of such options ($0.64) and (ii) the product of the remaining shares available under the plan (820,000) and the average of the closing bid and asked prices of the Registrant's Common Stock on September 18, 1998 (which were $1.375 and $1.531, respectively).

(2) As presently constituted, plus such indeterminate number of shares as may become subject to the 1998 Stock Plan as a result of adjustment provisions set forth in the Plan and agreements entered into pursuant thereto.

(3) The amount of the registration fee is calculated at 0.000295 multiplied by the maximum aggregate offering price.

Proposed sale to take place as soon after the effective date of the Registration Statement as options or stock purchase rights granted under the plan are exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by EIP Microwave, Inc. (the "Company") with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB, as amended on Form 10-KSB/A for its fiscal year ended September 30, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Company's Common Stock, which is contained in the Company's registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Bainbridge Group, A Law Corporation ("Bainbridge Group") provides ongoing legal services for the Company and has given the opinion attached as
Exhibit 5 hereto. Michael E.

Johnson serves as a member of the Board of Directors of the Company and is President of Bainbridge Group. Mr. Johnson has acquired 245,000 shares of Registrant's Common Stock pursuant to Stock Purchase Rights granted under the 1998 Stock Plan (the "Plan"), has been granted an option to purchase 30,000 shares under the Plan and may receive additional awards under the Plan from time to time as determined by the Registrant's Board of Directors or any committee thereof administering the Plan.

Item 6.  Indemnification of Directors and Officers.

         Under Delaware corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are made or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In the case of any action or suit by or in the right of the corporation against such persons, the corporation is authorized to provide similar indemnification, provided that, should any such persons be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification. To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Delaware law provides that they shall be indemnified against reasonable expenses, including attorneys fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation. Indemnification and payment of expenses provided by Delaware law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a Delaware corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

         Article Ninth of the Company's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages in certain instances for breach of a director's fiduciary duty of care. Article IX of the Company's Bylaws provides that (i) each director, officer and employee of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law subject to certain limitations, (ii) each indemnitee is entitled to be paid by the Company for its expenses in defending proceedings in advance of final determination, (iii) the right of indemnification provided therein shall not be exclusive, (iv) the Company is authorized to enter into contracts with any director, officer, employee or agent of the Company which provide for indemnification equivalent to or greater than provided in Article IX, and (v) the Company is required to maintain insurance to the extent reasonably available to protect itself and any such director, officer, employee or agent. These provisions do not impact the availability of equitable relief under the federal securities laws.

         Consistent with Article IX of the Company's Bylaws, the Company has entered into individual Indemnification Agreements with its directors and officers. The Indemnification Agreements, among other things, provide mandatory indemnification protection in excess of that provided by Delaware corporation law. The Indemnification Agreements provide certain procedures relating to indemnification and advancement of expenses.

         In addition, the Company currently carries limited insurance coverage for its directors and officers. The Indemnification Agreements provide protections beyond those currently available from the Company's existing director's and officer's liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4(a) EIP Microwave, Inc. 1998 Stock Plan, previously filed on January 14, 1998, as an attachment to the Company's definitive Proxy Statement on Schedule 14A, and incorporated herein by reference.

         5        Opinion (and consent) of Bainbridge Group, a Law Corporation

         23(a)    Consent of Meredith, Cardozo, Lanz & Chiu LLP

         23(b) Consent of Bainbridge Group, a Law Corporation (set forth as part of Exhibit 5 above).

         23(c)    Consent of Price Waterhouse LLP

         24 Power of Attorney (included on the signature page to this Registration Statement)

Item 9.  Undertakings.

         (a)      Undertaking Pursuant to Rule 415.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                      (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Undertaking Regarding Documents Subsequently Filed Under the
             ------------------------------------------------------------
Exchange Act.
------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Undertaking Regarding Registration Statement on Form S-8.
             --------------------------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 2nd day of September, 1998.

                                     EIP MICROWAVE, INC.


                                     By:  /s/ J. Bradford Bishop
                                          ----------------------------
                                          J. Bradford Bishop
                                          Chairman of the Board, Chief Executive
                                          Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Bradford Bishop and Michael E. Johnson, and each or either of them, his true and lawful attorneys-in-fact fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                             CAPACITY                                     DATE
---------                             --------                                     ----

/s/ J. Bradford Bishop                Chairman of the Board, Chief Executive       September 2, 1998
---------------------------
J. Bradford Bishop                    Officer and Director (Principal Executive
                                      Officer)

/s/ John F. Bishop                    Vice Chairman and Director                   September 2, 1998
---------------------------
John F. Bishop

/s/ Michael E. Johnson                Director                                     September 2, 1998
---------------------------
Michael E. Johnson


/s/ Robert D. Johnson                 Director                                     September 2, 1998
---------------------------
Robert D. Johnson


                                      Director                                     September __, 1998
J. Sidney Webb

/s/ James N. Cutler, Jr.              Director                                     September 2, 1998
---------------------------
James N. Cutler, Jr.

/s/ William J. Stanners, Jr.          Chief Financial Officer, Treasurer and       September 2, 1998
----------------------------
William J. Stanners, Jr.              Assistant Secretary (Principal Financial
                                      Officer)

INDEX TO EXHIBITS


                                                                    Sequentially
Exhibit                                                                 Numbered
Number     Description                                                      Page
-------    -----------                                                      ----
4(a)       EIP  Microwave,  Inc. 1998 Stock Plan,  previously  filed on
           January 14, 1998, as an attachment to the definitive Proxy Statement on Schedule 14A, and incorporated herein by reference.

5          Opinion (and consent) of Bainbridge Group, a Law Corporation      10

23(a)      Consent of Meredith, Cardoza, Lanz & Chiu LLP                     11

23(b)      Consent of Bainbridge Group, A Law Corporation (set forth         10
           as part of Exhibit 5 above)

23(c)      Consent of Pricewaterhouse Coopers LLP                            12

24         Power of Attorney (included on the signature page to this         8
           Registration Statement)